EXHIBIT 10.22

FIRST AMENDMENT TO GOLF COURSE LEASE

THIS FIRST AMENDMENT TO THE GOLF COURSE LEASE (the “First Amendment”) is made and entered this 24th day of January, 2017 between ADELAAR DEVELOPER, LLC, a Delaware limited liability company having offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106 (“Landlord”), and EMPIRE RESORTS REAL ESTATE I, LLC, a New York limited liability company, having an address at 204 State Route 17B, Monticello, New York 12701, (“Tenant”) (Landlord and Tenant, collectively, the “Parties”).

WITNESSETH:
WHEREAS, on December 28, 2015, the Parties entered into a Sub-Lease for the lease of the Golf Course Parcel, as more fully described in the Sub-Lease (the “GC Lease”); and
WHEREAS, on December 28, 2015, the Parties and certain of their affiliates also entered into an Amended and Restated Master Development Agreement (the “MDA”);
WHEREAS, pursuant to Section 6.2 of the MDA, the parties to the MDA agreed to fund and allocate between and among them certain Common Infrastructure Costs as such term is defined in the MDA; and
WHEREAS, simultaneously with this First Amendment, the parties to the MDA entered into that certain First Amendment to the MDA to provide for increases to the Common Infrastructure Costs and Capital Assessment Cap Amount (as each such term is defined in the MDA); and
WHEREAS, the Parties desire to enter into this First Amendment to similarly provide for increases to the Capital Assessment Cap Amount, to provide for the closing of the bond financing related to the Common Infrastructure Costs and to update the legal description of the Leased Premises (as defined in the GC Lease);
NOW, THEREFORE, in consideration of the recitals, the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Section 3.3(a) of the GC Lease shall be amended and restated as follows:

“(a) Landlord holds a valid leasehold interest in and to the Leased Premises”

2.Section 5.3 of the GC Lease shall be amended and restated as follows:

“5.3    Special District Assessments. Notwithstanding anything herein to the contrary, commencing on the Conversion Date, Tenant shall be responsible for payment of the Special District Capital Assessments levied on the Leased Premises in an amount not to exceed the annual amounts set forth on Schedule 4 hereto in the “Annual Debt Service Table” with respect to the Golf Course Project (the “Capital Assessments Cap Amount”), which amount shall be paid by Tenant directly to the applicable Governmental Authorities. Landlord shall be responsible for payment of any such Special District Capital Assessments in excess of the Capital Assessments Cap Amount. In the event that Landlord fails to make such payments in a timely manner, Tenant shall have the right (but not the obligation) to make such payments directly to the Governmental Authorities, and Tenant shall receive a deduction from Rent in an amount equal to any amount actually paid by Tenant or an Affiliate for any Special District Capital Assessments levied on the Leased Premises in excess of the Capital Assessments Cap Amount. Tenant shall also have the right, but not the obligation, to have the Casino Tenant pay such excess amounts that are not paid by Landlord, allowing the Casino Tenant a deduction from Rent pursuant to the terms of the Casino Lease. Special Assessments Limited Guarantor hereby absolutely, irrevocably, and unconditionally guarantees to Landlord the full and timely payment of all Special District Capital Assessments below the Capital Assessments Cap Amount that are payable by Tenant hereunder as and when same shall be due, but only for so long as Tenant is an Affiliate of Special Assessments Limited Guarantor and such guaranty shall expire on and as of the date on which Tenant ceases to be an Affiliate of Special Assessments Limited Guarantor; provided that Special Assessments Limited Guarantor shall remain liable for any unpaid Special District Capital Assessments payable by Tenant hereunder that relate to the period prior to such date. In the event that Tenant fails to make any payments required under this Section 5.3 in a timely manner, Landlord shall have the right (but not the obligation) to make such payments directly to the Governmental Authorities, and the amount of any such payments made by Landlord shall be added to Rent due under this Lease for the following month.
3.Section 5.4 of the GC Lease is hereby deleted in its entirety.

4.Schedule 4 to the GC Lease shall be replaced with a new Schedule 4, a copy of which is annexed hereto.

5.Exhibit A of the GC Lease shall be replaced with a new Exhibit A, a copy of which is annexed hereto.

6.Except as herein amended, all other terms and provisions of the GC Lease remain in full force and effect.
[Signatures appear on the following page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.
ADELAAR DEVELOPER, LLC, a Delaware limited liability company

By:	/s/ Gregory K. Silvers

Name:	Gregory K. Silvers

Title:	Manager/President

EMPIRE RESORTS REAL ESTATE I, LLC, a New York limited liability company
By:    /s/ Joseph D’Amato

Name:	Joseph D’Amato

Title:	Authorized Signatory

SPECIAL ASSESSMENTS LIMTIED GUARANTOR:
EMPIRE RESORTS, INC., a Delaware corporation
By:    /s/ Joseph D’Amato

Name:	Joseph D’Amato
Title:    Authorized Signatory